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                                                                   EXHIBIT 10.12

                           FIRST AMENDMENT TO SUBLEASE

         This First Amendment to Sublease ("First Amendment") is dated as of November 27, 2002 ("Effective Date") by and between Openwave Systems, Inc., a Delaware corporation, as Sublessor, and Genitope Corporation, a Delaware corporation, as Sublessee.

         This First Amendment is entered upon the basis of the following facts, intentions and understandings:

         A. Pursuant to that certain Sublease, dated as of July 13, 2001, by and between Sublessor and Sublessee as modified by that certain letter of consent from Metropolitan Life Insurance Company, dated August 29, 2001 (collectively, the "Sublease"), Sublessor subleased to Sublessee approximately 18,512 rentable square feet ("Subleased Premises") located in that certain building commonly known as 595 Penobscot Drive, Redwood City, California 94063 ("Building").

         B. Sublessor and Sublessee desire to extend the term of the Sublease and to make additional modifications to the Sublease resulting therefrom.

         C. Capitalized terms not defined in this First Amendment shall have the meanings set forth in the Sublease.

         NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, the legal sufficiency of which hereby is acknowledged, the parties agree as follows:

1.       TERM.

         The first sentence of Paragraph 3.A. of the Sublease is revised as follows:

         "The term of this Sublease ("Term") shall be for that period commencing with the day after the date on which Sublessor has received and faxed to Sublessee Master Lessor's written consent to this Sublease ("Commencement Date"), and ending on March 10, 2005 ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms, or the Master Lease is sooner terminated pursuant to its terms."

2.       MONTHLY BASE RENT.

         The first sentence of Paragraph 4.A. of the Sublease is revised as follows:

         "Commencing on January 1, 2003 and continuing on the first day of each calendar month thereafter during the Term, as extended, Sublessee shall pay monthly base rent ("Monthly Base Rent") for the Subleased Premises in equal monthly installments in the amount of $1.70 per rentable square foot, or $31,470.04 per month."

                                       1.
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3.       ADDITIONAL MODIFICATIONS.

         The following provisions of the Sublease hereby are deleted in their entirety: Paragraphs 4.C., 4.D., 19, 25 and 30.

4.       CONDITION PRECEDENT.

         This First Amendment and Sublessor's and Sublessee's obligations hereunder are conditioned upon obtaining the written consent of the Master Lessor to this First Amendment, which consent Sublessor agrees to use commercially reasonable efforts to obtain. If Sublessor fails to obtain the Master Lessor's consent within thirty (30) days after the date on which Sublessor delivers a fully executed copy of this First Amendment to Master Lessor, then either Sublessor or Sublessee may terminate this First Amendment by giving the other party ten (10) days' prior written notice, in which case this First Amendment shall terminate on the day following the last day of the ten
(10) day notice period (unless Master Lessor's consent is obtained during such ten (10) day period, in which case this Amendment shall remain in full force and effect), neither party shall have any further rights or obligations under this First Amendment and the Sublease shall remain unmodified and continue in full force and effect.

5.       RATIFICATION.

         Sublessor hereby represents and warrants to Sublessee, to the best of Sublessor's knowledge, that as of the execution and delivery of this Amendment by Sublessor to Sublessee: (i) Sublessee is not in default under the Sublease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could constitute or result in such a default, and (ii) the Master Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice, or both, would constitute a default, exists on the part of Sublessor the Master Lessor.

6.       SUBLESSEE'S ALTERATIONS.

         Notwithstanding anything the provisions of Sections 14 and 18 of the Sublease, Sublessee shall not be required to remove any of Sublessee's alterations or improvements unless and to the extent the same are required to be removed by Master Lessor pursuant to Section 12 of the Master Lease.

7.       REMAINDER UNAFFECTED.

         Except as expressly set forth in this First Amendment, the terms and conditions of the Sublease shall remain unmodified and in full force and effect.

                        [SIGNATURES APPEAR ON NEXT PAGE)

                                       2.
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         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this First
Amendment to Sublease as of the Effective Date.

SUBLESSOR:                                                    SUBLESSEE:

OPENWAVE SYSTEMS, INC.,                                       GENITOPE CORPORATION,
a Delaware corporation                                        a Delaware corporation

By:  /s/ Alan Black                                           By:  /s/ Dan W. Denney, Jr.
     ------------------------------------------------              ------------------------------------------------

Title:  CFO and SrVP., Corp. Affairs                          Title:  CEO

Date: _______________________________________________         Date:  27 Nov 2002

                                       3.